UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 4, 2020
(Date of earliest event reported)
Qorvo, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36801	46-5288992
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
7628 Thorndike Road, Greensboro, North Carolina 27409-9421
(Address of principal executive offices)
(Zip Code)

(336) 664-1233
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	QRVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 4, 2020, Qorvo, Inc. (the “Company”) held its Annual Meeting of Stockholders. The stockholders of the Company (i) elected each of the director nominees, (ii) approved, on an advisory basis, the compensation of the Company’s named executive officers, and (iii) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 3, 2021.
The final voting results with respect to each of the three proposals are set forth below.
Proposal 1. To elect the nine directors named in the Company’s proxy statement to serve a one-year term and until their respective successors are duly elected and qualified or until their earlier death, resignation or removal.

Nominee	Voted For	Withheld	Broker Non-Votes
Ralph G. Quinsey	88,501,546	833,333	10,314,799
Robert A. Bruggeworth	88,942,813	392,066	10,314,799
Jeffery R. Gardner	82,704,353	6,630,526	10,314,799
John R. Harding	88,859,466	475,413	10,314,799
David H. Y. Ho	88,527,295	807,584	10,314,799
Roderick D. Nelson	82,709,900	6,624,979	10,314,799
Dr. Walden C. Rhines	81,229,915	8,104,964	10,314,799
Susan L. Spradley	86,378,692	2,956,187	10,314,799
Walter H. Wilkinson, Jr.	64,062,054	25,272,825	10,314,799

Proposal 2. To approve, on an advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
84,119,098	5,092,134	123,647	10,314,799

Proposal 3. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 3, 2021.

For	Against	Abstain
98,900,144	635,552	113,982

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Qorvo, Inc.

By:	/s/ Mark J. Murphy
Mark J. Murphy
Chief Financial Officer

Date:    August 6, 2020